EXHIBIT 10.14


                           DENTAL CARE ALLIANCE, INC.

                             STOCK OPTION AGREEMENT



         1. GRANT OF OPTION. As of the 21st day of January, 1997, Dental Care Alliance, Inc., a Delaware corporation (the "Company"), hereby grants to David
P. Nichols (the "Optionee"), a nonstatutory stock option (the "Option") to acquire 608 shares of common stock, $.01 par value, of the Company.

         2. EXERCISE PRICE. The exercise price per share of the Shares subject to this Option is $______. The exercise price for the Shares subject to this Option shall be paid by delivery of a five-year promissory note (the "Note") in the amount of the aggregate exercise price for the Shares purchased pursuant to exercise of the Option, which Note shall bear interest at 8% per annum and shall be secured by such shares.

         3. EXERCISE SCHEDULE. This Option shall be exercisable in whole or in part immediately. In no event shall this Option be exercisable after January 21, 2002.

         4. TRANSFERABILITY. This Option is not transferable otherwise than by will or the laws of descent and distribution and during the lifetime of the Optionee is exercisable only by the Optionee.

         5. TERMINATION OF OPTION. Any unexercised portion of this Option shall automatically and without notice terminate and become null and void.

         6. NO RIGHT TO CONTINUED EMPLOYMENT. This Option shall not confer upon the Optionee any right to employment.

         7. SHARE CERTIFICATES. Upon each exercise of any Option, the Company will cause one or more stock certificates evidencing the Optionee's ownership of Shares to be issued to the Optionee. The Company shall cause the following legend to be placed upon each stock certificate representing the Shares:

                    "The shares of stock represented by this Certificate have been acquired directly or indirectly from the Issuer or an affiliate of the Issuer without being registered under the Securities Act of 1933, as amended ("Act"), or the securities laws of any state or other jurisdiction, including the Florida Securities Act, and are restricted securities as that term is defined under Rule 144 promulgated under the Act. These shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of in any manner ("Transfer") unless they are registered under such Act and the securities laws of all applicable states and other jurisdictions or unless the request for Transfer is accompanied by a favorable opinion of counsel


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                    satisfactory to the Issuer, stating that such Transfer will not result in a violation of such laws."

         8. LAW GOVERNING. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware.

         9. INTERPRETATION. The Optionee accepts this Option subject to all the terms and provisions of this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Company upon any questions arising under this Agreement.

         10. NOTICES. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's Secretary at 1343 Main Street, 7th Floor, Sarasota, Florida 34236, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

                                              COMPANY:

                                              DENTAL CARE ALLIANCE, INC.



                                              By:
                                                -------------------------------


                                              OPTIONEE:




                                              ---------------------------------
                                              David P. Nichols









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